                                                                    Exhibit 99-1

                                  CERTIFICATION

Each of the undersigned hereby certifies in his/her capacity as an officer of Pocahontas Bancorp, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

                                        POCAHONTAS BANCORP, INC.

Date: August 14, 2002                   /s/ Dwayne Powell
      -------------------               ---------------------------------------
                                        Dwayne Powell
                                        President and Chief Executive Officer

Date: August 14, 2002                   /s/ Terry Prichard
      -------------------               ----------------------------------------
                                        Terry Prichard
                                        Senior Vice President and Controller